UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
September 6, 2010
Date of Report (Date of earliest event reported)
DUOYUAN PRINTING, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-27129	91-1922225
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)
No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing, People’s Republic of China
(Address of Principal Executive Offices)
+86 10 6021 2222
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1
EX-99.2
EX-99.3
EX-99.4

Item 4.01 Changes in Registrant’s Certifying Accountant.
          Effective as of September 6, 2010, Deloitte Touche Tohmatsu CPA Ltd. (“Deloitte”) was dismissed by the Audit Committee (the “Audit Committee”) of Duoyuan Printing, Inc. (the “Company”) as the independent registered public accounting firm of the Company.
          During the period of Deloitte’s engagement from March 2, 2010 to September 6, 2010, no audit performed by Deloitte had been completed and, therefore, no audit reports had been issued that (i) contained an adverse opinion or disclaimers of opinion or (ii) were qualified or modified as to uncertainty, audit scope or accounting principles.
          During the period from March 2, 2010 to September 6, 2010, there were no disagreements between the Company and Deloitte on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on the financial statements, except for the following:
•	Deloitte requested that the Company provide permission to access original bank statements to complete its audit procedures to verify the identity of certain individuals and entities associated with third party distributors and vendors. As of the time of Deloitte’s dismissal, the Company had not granted such permission because it believed the method and scope of the request was overly broad for the purpose of verifying the identity of such individuals and entities. Deloitte informed the Chairman of the Audit Committee of such disagreement and the matter was not resolved by the time of Deloitte’s dismissal.
          During the period from March 2, 2010 to September 6, 2010, there were no “reportable events” as that term is defined in
Item 304(a)(1)(v) of Regulation S-K, except the following:
•	In the course of its audit procedures, Deloitte identified supporting documentation for approximately RMB24 million of expenses related to advertising and tradeshow costs, the authenticity of which could not be verified to Deloitte’s satisfaction. Deloitte suggested to the Audit Committee that it investigate these expenses. The Audit Committee has undertaken an independent investigation. At the time of its dismissal, Deloitte had not received subsequent information from the Audit Committee on the progress or outcome of the investigation.

•	In the course of its audit procedures, Deloitte received information regarding certain distributors and vendors that appeared inconsistent with certain information that the Company had provided. Deloitte informed the Company and the Audit Committee of the inconsistencies. The Company worked to address these inconsistencies, but at the time of its dismissal, Deloitte had not received complete explanations from the Company to address all of its concerns.

•	Deloitte advised the Audit Committee that it was informed by the Chief Executive Officer and Chief Financial Officer of the Company that they felt they did not have access to the information on the open matters referred to above nor were they in a position to assist the investigation. Deloitte expressed its concerns as to the impact of this on its ability to rely on the future representations from those members of management that it would otherwise seek to obtain as part of its normal audit procedures.
          The Company has authorized Deloitte to respond fully to the inquiries of the Company’s successor accountant concerning the subject matter of each of the disagreement and reportable events referred to above.
          The Company provided Deloitte with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. The Company will file the letter from Deloitte as an amendment to this Report within two business days of receipt.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(a) On September 6, 2010, following the decision to dismiss Deloitte as the independent registered public accounting firm of the Company:
•	Mr. James Zhang, Chairman of the Audit Committee tendered his resignation from the Board of Directors of the Company (the “Board”) effective immediately over the disagreement with the Company and the Board for dismissing Deloitte as the independent registered public accounting firm of the Company. Mr. Zhang had served as the Chairman of the Audit Committee and a member of the Board since September 2009. Mr. Zhang’s resignation letter is included as Exhibit 99.2 to this Current Report; and

•	The Honorable Paula J. Dobriansky tendered her resignation from the Board effective immediately, which was later followed by a formal letter. The Honorable Paula J. Dobriansky had served as a member of the Board since May 2010. Ms Dobriansky’s resignation letter is included as Exhibit 99.3 to this Current Report.

On September 8, 2010:

•	Ms. Naoko Hatakeyama tendered her resignation from the Board effective immediately. Ms. Hatakeyama had served as a member of the Board since May 2010. Ms. Hatakeyama’s resignation letter is included as Exhibit 99.4 to this Current Report; and

•	Mr. Xiqing Diao tendered his resignation from the Board effective immediately in an effort to maintain a majority of independent directors on the Board to stay in compliance with relevant listing standards. Mr. Diao had served as a member of the Board since November 2005, and will remain with the Company as its new Chief Executive Officer as described in more detail below.
          The circumstances representing the disagreement that caused the resignation of the above Directors, if any, are provided in their respective resignation letters, if applicable, which are incorporated herein by reference in their entirety.
          The Company provided each of the above Directors (the “Resigning Directors”) with a copy of the disclosures it is making in the Report prior to the time the Report was filed with the SEC. The Company provided each of the Resigning Directors with the opportunity to furnish a letter addressed to the Company stating whether or not he or she agrees with the statements made herein. The Company will file the letter from each of Resigning Directors as an amendment to this Report within two business days of receipt.
(b) Following the decision to dismiss Deloitte as the independent registered public accounting firm of the Company:
•	On September 6, 2010, Mr. William D. Suh tendered his resignation from the position of Chief Financial Officer of the Company effective immediately. Mr. Suh had served as the Chief Financial Officer of the Company since October 2008; and

•	On September 8, 2010, Mr. Christopher Patrick Holbert tendered his resignation from the position of Chief Executive Officer of the Company effective September 8, 2010 18:00 p.m. Beijing Time. Mr. Holbert had served as the Chief Executive Officer of the Company since August 2009.
(c) On September 8, 2010, the Board also made the following changes:
•	Mr. Lianjun Cai was elected as Chairman of the Audit Committee effective immediately. In making this election, the Board determined that Mr. Lianjun Cai had sufficient accounting and related financial management expertise to serve as the Chairman of the Audit Committee.

•	Mr. Xiqing Diao was appointed as the Chief Executive Officer of the Company effective September 8, 2010 18:00 p.m. Beijing Time. At the same time, Mr. Diao stepped down from the position of the Chief Operating Officer of the Company. Mr. Diao has served as a Director and the Chief Operating Officer of the Company since November 2005. Mr. Diao also served as the interim Chief Executive Officer of the Company from July 9, 2009 to August 26, 2009. He served as vice general manager of Duoyuan Clean Water Technology Industries (China) Co., Ltd. (“Duoyuan Water”) from August to November 2005, assistant general manager of Duoyuan Electric (Tianjin) Auto Water Pump Co., Ltd., an automobile parts manufacturer, from January to July 2005, and general manager of Operations of Duoyuan Electric Group from January 2003 to December 2004. From May 2001 to December 2002, Mr. Diao served as general manager of No. 1 Division of Duoyuan Water. He was also certified as an ISO9001:2000 Internal Auditor and an ISO14000 Internal Auditor in 2004. Mr. Diao received a bachelor’s degree in mechanics from Tianjin Textile Technology Institute, China.

•	Ms. Baiyun Sun was appointed as the Chief Financial Officer of the Company effectively immediately. Ms. Sun served as the Controller of the Company from October 1, 2008 to September 8, 2010. Prior to that, she served as interim Chief Financial Officer of the Company from December 20, 2007 to March 1, 2008 and from May 21, 2008 to October 1, 2008. Prior to that, she served as the Chief Financial Officer of the Company from October 6, 2006 to July 18, 2007, a Director and vice president of the Company between June 2001 and April 2007 and chief accountant of Duoyuan Electric Group from January 1994 to May 2001. Ms. Sun received a bachelor’s degree in accounting from Beijing Finance and Commerce Institute, China.

•	Mr. Wenzhong Liu was appointed as the Chief Operating Officer of the Company effectively immediately. Mr. Liu has served as vice president of sales and marketing of the Company since November 2005. He served as assistant general manager of sales at Duoyuan Digital Press Technology Industries (China) Co., Ltd. (“Duoyuan China”) from July to October 2005, interim general manager of sales at Duoyuan China from November 2004 to June 2005, and sales representative at Duoyuan China from January 2001 to October 2004. Mr. Liu received a bachelor’s degree in science from Luoyang Engineering Institute, China.

•	Mr. Christopher Patrick Holbert was appointed as Vice President of International Markets effective immediately.
          A copy of the press release issued by the Company on September 13, 2010 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 13, 2010, issued by Duoyuan Printing, Inc.

99.2	Resignation Letter, dated September 6, 2010, tendered by James Zhang

99.3	Resignation Letter, dated September 6, 2010, tendered by Paula J. Dobriansky

99.4	Resignation Letter, dated September 8, 2010, tendered by Naoko Hatakeyama

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUOYUAN PRINTING, INC.
Date: September 13, 2010	By:	/s/ Xiqing Diao
		Name:	Xiqing Diao
		Title:	Chief Executive Officer